EXHIBIT 25.1
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                            ------------------

                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                    36-0899825
                                                   (I.R.S. employer
                                                identification number)

 One First National Plaza, Chicago, Illinois              60670-0126
      (Address of principal executive offices)            (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                              ---------------

                              SUNAMERICA INC.
            (Exact name of obligor as specified in its charter)

             Maryland                                      86-0176061
   (State or other jurisdiction of                      (I.R.S. employer
   incorporation or organization)                     identification number)


      11601 Wilshire Boulevard
      Los Angeles, California                               90025-1748
(Address of principal executive offices)                    (Zip Code)


                             Senior Debentures
                      (Title of Indenture Securities)

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Item 1.     General Information.
            -------------------

            Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
                  supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
                  corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations With the Obligor.
            -----------------------------

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16.    List of exhibits.
            ----------------

            List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of September, 1995.


                                        The First National Bank of Chicago,
                                          Trustee,

                                        By  /s/ R. D. Manella
                                           -------------------------------
                                                R. D. Manella
                                                Vice President

* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).


                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                       BY SECTION 321(b) OF THE ACT


                                                September 1, 1995


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between SUNAMERICA INC. and THE FIRST NATIONAL BANK OF CHICAGO, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   The First National Bank of Chicago

                                   By:   /s/ R. D. Manella
                                      -------------------------------
                                             R. D. Manella
                                             Vice President


                                   EXHIBIT 7

Legal Title:          The First National             Call Date: 06/30/95
  of Bank:              Bank of Chicago              ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza       Page RC-1
                        Suite 0460
City, State           Chicago, IL
  Zip:                60670-0460
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                             Dollar Amounts in           C400              <-
                                                                          -----------------------    ------------        ------
                                                                          Thousands          RCFD    BIL MIL THOU
                                                                          ---------          ----    ------------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1).............                            0081   3,184,875    1.a.
    b. Interest-bearing balances(2)......................................                            0071   8,932,069    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).........                            1754     249,502    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)......                            1773     536,856    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold................................................                            0276   2,897,736    3.a.
    b. Securities purchased under agreements to resell...................                            0277   1,417,129    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)...... RCFD 2122 16,567,408                          4.a.
    b. LESS: Allowance for loan and lease losses.......................... RCFD 3123    358,877                          4.b.
    c. LESS: Allocated transfer risk reserve.............................. RCFD 3128          0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...............................                           2125  16,208,531    4.d.
5.  Assets held in trading accounts.......................................                           3545  13,486,931    5.
6.  Premises and fixed assets (including capitalized leases)..............                           2145     516,279    6.
7.  Other real estate owned (from Schedule RC-M)..........................                           2150      11,216    7.
8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).......................................                           2130      12,946    8.
9.  Customers' liability to this bank on acceptances outstanding..........                           2155     501,943    9.
10. Intangible assets (from Schedule RC-M)................................                           2143     111,683    10.
11. Other assets (from Schedule RC-F).....................................                           2160   1,258,270    11.
12. Total assets (sum of items 1 through 11)..............................                           2170  49,325,966    12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title:          The First National             Call Date: 06/30/95
  of Bank:              Bank of Chicago              ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza       Page RC-2
                        Suite 0460
City, State           Chicago, IL
  Zip:                60670-0460
FDIC Certificate No.: 0/3/6/1/8

Schedule RC--Continued

                                                                 Dollar Amounts in
                                                                     Thousands                        BIL MIL THOU
                                                                -------------------                   ------------

13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)...........................                          RCON 2200     14,889,235       13.a.
        (1) Noninterest-bearing(1)............................  RCON 6631  5,895,584                                   13.a.(1)
        (2) Interest-bearing..................................  RCON 6636  8,993,651                                   13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries,
        and IBFs (from Schedule RC-E, part II)................                          RCFN 2200     13,289,760       13.b.
       (1) Noninterest bearing................................  RCFN 6631    315,549                                   13.b.(1)
       (2) Interest-bearing...................................  RCFN 6636 12,974,211                                   13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of the bank
     and of its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased...............................                          RCFD 0278      2,942,186       14.a.
     b. Securities sold under agreements to repurchase........                          RCFD 0279      1,160,512       14.b.
15.  a. Demand notes issued to the U.S. Treasury..............                          RCON 2840        112,768       15.a.
     b. Trading Liabilities...................................                          RCFD 3548      7.872,221       15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less............                          RCFD 2332      2,402,829       16.a.
     b. With original maturity of more than one year..........                          RCFD 2333        643,987       16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases...................................................                          RCFD 2910        278,108       17.
18.  Bank's liability on acceptance executed and outstanding..                          RCFD 2920        501,943       18.
19.  Subordinated notes and debentures........................                          RCFD 3200      1,225,000       19.
20.  Other liabilities (from Schedule RC-G)...................                          RCFD 2930        981,938       20.
21.  Total liabilities (sum of items 13 through 20)...........                          RCFD 2948     46,300,487       21.
22.  Limited-Life preferred stock and related surplus.........                          RCFD 3282              0       22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............                          RCFD 3838              0       23.
24.  Common stock.............................................                          RCFD 3230        200,858       24.
25.  Surplus (exclude all surplus related to preferred stock).                          RCFD 3839      2,314,642       25.
26.  a. Undivided profits and capital reserves................                          RCFD 3632        510,093       26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities.........................                          RCFD 8434           (880)      26.b.
27.  Cumulative foreign currency translation adjustments......                          RCFD 3284            766       27.
28.  Total equity capital (sum of items 23 through 27)........                          RCFD 3210      3,025,479       28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28).............                          RCFD 3300     49,325,966       29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the
   statement below that best describes the  most comprehensive
   level of auditing work performed for the bank by independent                             Number
   external auditors as of any date during 1993...............  RCFD 6724       N/A                                    M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.